Exhibit 99.1

                             Financial Update by CFO

                                 March 23, 2006


As is usual for the third month of a quarter, we currently have quite a few systems in various stages of installation and test at customer sites. Depending on the amount of time it takes to complete these efforts, acceptance and revenue could occur either this quarter or next. A key issue in forecasting financial performance is the significant increase over the past few years in the average selling price of our products. At our current quarterly revenue run rate, a single system in or out of a quarter can result in a revenue swing of 10% or more.

Overall, business conditions have improved to where we now are anticipating revenue for 1Q06 to be in a range of down 5%-15% sequentially from 4Q05. Gross margin still looks to be in a range of 40%-42%, based on the projected product mix for the quarter. Operating margin for 1Q06 now looks to be in a range of breakeven to (5%). We still anticipate an 8% income tax rate in 1Q06. Earnings per share (diluted) for 1Q06 now are projected to be around breakeven. Cash flow for 1Q06 now is expected to be positive.

Even though we are seeing improved business conditions in 1Q06, since we are still very early in the year and we wish to remain conservative, we are not changing the full year 2006 guidance at this time. So, for the full year of 2006, the company still could achieve annual revenue growth on the order of 10%-20% compared with 2005. Gross margin for the year could be in a range of 45%-46%, based on the projected product mix for the year. Operating margin for the year could be in a range of 2%-5%. The projected tax rate for the year still looks to be about 8%, driven primarily by corporate income taxes on the company's operations in Japan. Earnings per share (diluted) for the year could be in a range of $0.25-$0.45. The earnings per share impact of FAS 123(R) option expense accounting still should be about $0.03 for the year. Cash flow for the year is still anticipated to be positive.

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Safe Harbor Statement
---------------------
Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions, the political restrictions in Taiwan regarding offshore investments and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this report.

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